EXHIBIT 5

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota  55402

Telephone:  (612) 492-7000

Facsimile:  (612) 492-7077

August 7, 2006

Christopher & Banks Corporation

2400 Xenium Lane North

Plymouth, Minnesota 55441

Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

We are acting as corporate counsel to Christopher & Banks Corporation (the “Company”) in connection with the original registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) of options and 300,000 shares (the “Shares”) of Common Stock issuable pursuant to the Company’s 2006 Equity Incentive Plan for Non-employee Directors (the “Plan”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

1.                                       The Company’s Certificate of Incorporation, as amended.

2.                                       The Company’s Bylaws, as amended.

3.                                       Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plan.

4.                                       The Plan.

5.                                       The Registration Statement.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

1.             The Shares are validly authorized by the Company’s Certificate of Incorporation, as amended.

2.                                       Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By	/s/ Thomas R. King
Thomas R. King